                              EMPLOYMENT AGREEMENT



          This Agreement is made as of April 13, 1993 by and between POLARIS ACQUISITION INC. (to be renamed STAR GATE TECHNOLOGIES, INC. ), a Delaware corporation (the "Company"), and Keith C. Rericha (the "Executive").

                              W I T N E S S E T H :

          WHEREAS the Company desires to employ Executive in accordance with the terms and conditions stated in this Agreement; and

          WHEREAS Executive desires to accept that employment pursuant to the terms and conditions of this Agreement;

          NOW THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

I.   EMPLOYMENT

     1.1 EMPLOYMENT AS SENIOR EXECUTIVE. The Company hereby agrees to employ Executive in a senior executive capacity, initially in the same office that he occupied with Star Gate Technologies, Inc., an Ohio corporation, immediately prior to its merger into the Company, commencing the date hereof and continuing until the earlier of (i) September 30, 1996 or (ii) the date his employment terminates pursuant to Article III hereof. In addition, Executive shall serve as a Vice president of Digi International Inc., a Delaware corporation and the parent corporation of the Company ("Digi"), during the period this Agreement is in effect. Executive accepts such employment pursuant to the terms of this Agreement. Executive shall perform such duties and responsibilities as may be determined from time to time by the Board of Directors of the Company and Digi, which shall be consistent with his position as an officer of the Company.

    1.2 EXCLUSIVE SERVICES. Executive agrees to devote his full time, attention and energy to performing his duties and responsibilities to the Company and Digi under this Agreement during the term of this Agreement.

II.  COMPENSATION, BENEFITS AND PERQUISITES

     2.1 BASE SALARY. During the period this Agreement is in effect, the Company shall pay Executive a base salary at the annual rate set forth on
Schedule I hereto. The base salary shall be payable semi-monthly. Beginning October 1, 1993, the Board of Directors of Digi will review the base salary annually, and may in its sole discretion increase it to reflect performance, appropriate industry guideline data and other factors. However, the Board is not obligated to provide for any increases.

     2.2 BONUSES. Executive shall be eligible to receive a bonus for each fiscal year during which this Agreement is in effect as follows:

               (a) The target bonus shall be equal to a percentage of base salary paid for each fiscal year (or six month period, in the case of the fiscal year ending September 30, 1993) during the period of this Agreement as set forth on Schedule I hereto. Executive shall be entitled to that bonus amount if the objectives set by the Company's Budget Plan for the fiscal year (or such six month period) are met.


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               (b)  If some or all of the objectives of the Budget Plan are not met for a fiscal year (or such six month period), the Board of Directors of Digi will determine in its discretion what portion, if any, of the target bonus amount will be paid to Executive for that year (or such six month period). If the objectives are exceeded for a fiscal year (or such six month period), the Board may in its discretion award Executive a bonus that is larger than the target bonus.

               (c) The bonus for each fiscal year (or such six month period) shall be paid to Executive on September 30 of each year or as soon thereafter as the Company is able to determine whether the objectives have been met for that year (or such six month period).

               (d) The Board of Directors will consult with Executive before determining the Budget Plan for each fiscal year. However, the Board will have authority to establish the Budget Plan for each year in its sole discretion. The Budget Plan for the six months ending
          September 30, 1993 is set forth on Schedule I hereto.

     2.3 COMMISSIONS. For each fiscal year (or six month period, in the case of the fiscal year ending September 30, 1993) during the term of this Agreement, Executive shall receive a commission equal to 1% of the amount by which net sales of the Company exceed the Budget for the fiscal year (or such six month period), provided that said commission shall be payable only if the Company's after-tax earnings for such year (or such six month period) equal or exceed the Budget for such fiscal year (or such six month period). If the after-tax earnings of the Company for the fiscal year (or such six month period) are less than the Budget for such fiscal year (or such six month period), the Board of Directors will determine in its sole discretion the amount of commission, if any, to be paid for such year (or such six month period). Any commission payable for a fiscal year (or such six month period) shall be paid on September 30 of that year, or as soon thereafter as the amount can be determined.

     2.4 STOCK OPTIONS. On or about September 30 of each year the Compensation Committee of the Board of Directors of Digi considers and awards stock options under the Digi International Inc. Stock Option Plan to officers of Digi. These awards are made in the discretion of the Compensation Committee and are principally intended to recognize performance over the preceding fiscal year. Executive would be first eligible for a stock option grant on or about
September 30, 1993.

     2.5 VACATIONS. Executive shall be entitled to vacation in accordance with policies of Digi.

     2.6 EMPLOYEE BENEFITS. Executive shall be entitled to the benefits and perquisites which the Company generally provides to its other employees under the applicable Company plans and policies, and to future benefits and perquisites made generally available to employees of the Company. Executive's participation in such benefit plans shall be on the same basis as applies to other employees of the Company. Executive shall pay any contributions which are generally required of employees to receive any such benefits.

     2.7 EMPLOYMENT TAXES AND WITHHOLDINQ. Executive recognizes that the compensation, benefits and other amounts provided by the Company under this Agreement may be subject to federal, state or local income taxes. It is expressly understood and agreed that all such taxes shall be the


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


responsibility of the Executive. To the extent that federal, state or local law requires withholding of taxes on compensation, benefits or other amounts provided under this Agreement, the Company shall withhold the necessary amounts from the amounts payable to Executive under this Agreement.

     2.8 LEGAL LIMITS ON BENEFITS. The parties recognize that the Internal Revenue Code of 1986, as amended, and other laws and regulations place limits on the benefits the Company can provide for its employees. The benefits for Executive under this Agreement shall be reduced to the extent necessary to comply with any such laws and regulations currently in effect or enacted in the future, including any reductions that may be necessary to preserve the tax-favored status of a benefit, to preserve the Company's tax deduction for the costs of a benefit, or to avoid the imposition of excise taxes on the Company or Executive.

     2.9 COMPANY RESPONSIBILITY FOR INSURED BENEFITS. In this Article II, the Company is agreeing to provide certain benefits which are provided in the form of premiums of insurance coverage. The Company is not itself promising to pay the benefit an insurance company is obligated to pay under the policy the insurance company has issued. If an insurance company becomes insolvent and cannot pay benefits it owes to Executive or his beneficiaries under the insurance policy, neither Executive nor his personal representative or beneficiary shall have any claim for benefits against the Company.

     2.10 EXPENSES. During the term of his employment hereunder, Executive shall be entitled to receive prompt reimbursement from the Company (in accordance with the policies and procedures in effect for the Company's employees) for all reasonable travel and other expenses incurred by him in connection with his services hereunder.

III. TERMINATION OF EXECUTIVE'S EMPLOYMENT

     3.l TERMINATION OF EMPLOYMENT. Executive's employment under this Agreement may be terminated by the Company at any time for any reason;
provided, however, that if Executive's employment is terminated by the Company during the term of this Agreement for a reason other than for cause, he shall be entitled to continue to receive his base salary under Section 2.1 for the remainder of the period through September 30, 1996. Executive's employment under this Agreement may be terminated by Executive at any time for any reason. The termination shall be effective as of the date specified by the party initiating the termination in a written notice delivered to the other party, which date shall not be earlier than the date such notice is delivered to the other party. This Agreement shall terminate in its entirety immediately upon the death of Executive. Except as expressly provided to the contrary in this section or applicable law, Executive's rights to pay and benefits shall cease on the date his employment under this Agreement terminates.

     3.2 CAUSE. For purposes of this Article III, "cause" shall mean only the following: (i) indictment or conviction of a felony; (ii) theft or embezzlement of Company property or commission of similar acts involving moral turpitude;
(iii) failure of the Company to meet at least 70% of Budget for either net sales or after-tax earnings in any fiscal year; or (iv) the willful failure by Executive to substantially perform his material duties under this Agreement (excluding nonperformance resulting from Executive's disability) which willful failure is not cured within thirty (30) days after written notice from the Chairman of the Board of Directors or the Chief Executive Officer of Digi specifying the act of willful nonperformance or within such


                                       -3-

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longer period (but no longer than ninety (90) days in any event) as is reasonably required to cure such willful nonperformance.

     3.3 DISABILITY. If Executive has become disabled from performing his duties under this Agreement and the disability has continued for a period of more than sixty (60) days, the Board of Directors of Digi may, in its discretion, determine that Executive will not return to work and terminate his enployment under this Agreement. Upon any such termination for disability, Executive shall be entitled to such disability, medical, life insurance, and other benefits as may be provided generally for disabled employees of the Company during the period he remains disabled.

IV.  NON-COMPETITION, CONFIDENTIALITY AND TRADE SECRETS

     4.1 AGREEMENT NOT TO COMPETE. Executive agrees that, on or before the date which is two years after the date Executive's employment under this Agreement terminates under Section 3.1, he will not, unless he receives the prior approval of the Board of Directors of Digi, directly or indirectly engage in any of the following actions:

               (a) Own an interest in (except as provided below), manage, operate, join, control, lend money or render financial or other assistance to, or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any entity whose products or services compete directly or indirectly with those of the Company, Digi, or any of their subsidiaries. However, nothing in this subsection (a) shall preclude Executive from holding less than one percent of the outstanding capital stock of any corporation required to file periodic reports with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the securities of which are listed on any securities exchange, quoted on the National Association of Securities Dealers Automated Quotation System or traded in the over-the-counter market.

               (b) Intentionally solicit, endeavor to entice away from the Company, Digi, or any of their subsidiaries, or otherwise interfere with the relationship of the Company, Digi, or any of their subsidiaries with, any person who is employed by or otherwise engaged to perform services for the Company, Digi, or any of their subsidiaries (including, but not limited to, any independent sales representatives or organizations), or any persons or entity who is, or was within the then most recent 12-month period, a customer or client of the Company, Digi, or any of their subsidiaries, whether for Executive's own account or for the account of any other individual, partnership, firm, corporation or other business organization.

If the scope of the restrictions in this section are determined by a court of competent jurisdiction to be too broad to permit enforcement of such restrictions to their full extent, then such restrictions shall be construed or rewritten (blue-lined) so as to be enforceable to the maximum extent permitted by law, and Executive hereby consents, to the extent he may lawfully do so, to the judicial modification of the scope of such restrictions in any proceeding brought to enforce them.

     4.2 NON-DISCLOSURE OF INFORMATION. During the period of his employment hereunder, and at all times thereafter, Executive shall not,


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without the written consent of Digi, disclose to any person, other than an employee of the Company, Digi, or any of their subsidiaries or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Executive of his duties as an executive of the Company, except where such disclosure may be required by law, any material confidential information obtained by him while in the employ of the Company with respect to any of the Company's or Digi's products, technology, know-how or the like, services, customers, methods or future plans, all of which Executive acknowledges are valuable, special and unique assets the disclosure of which Executive acknowledges may be materially damaging to the Company.

     4.3 REMEDIES. Executive acknowledges that the Company's remedy at law for any breach or threatened breach by Executive of Section 4.1 or Section 4.2 will be inadequate. Therefore, the Company shall be entitled to injunctive and other equitable relief restraining Executive from violating those requirements, in addition to any other remedies that may be available to the Company under this Agreement or applicable law.

V.   MISCELLANEOUS

     5.1 AMENDMENT. This Agreement may be amended only in writing, signed by both parties' and consented to by Digi.

     5.2 ENTIRE AMENDMENT. This Agreement contains the entire understanding of the parties with regard to all matters contained herein. There are no other agreements, conditions or representations, oral or written, expressed or implied, with regard thereto. This Agreement supersedes all prior agreements relating to the employment of Executive by the Company.

     5.3 ASSIGNMENT. The Company may in its sole discretion assign this Agreement to any entity which succeeds to some or all of the business of the Company through merger, consolidation, a sale of some or all of the assets of the Company, or any similar transaction. Executive acknowledges `that the services to be rendered by him are unique and personal. Accordingly, Executive may not assign any of his rights or obligations under this Agreement.

     5.4 SUCCESSORS. Subject to Section 5.3, the provisions of this Agreement shall be binding upon the parties hereto, upon any successor to or assign of the Company, and upon Executive's heirs and the personal representative of Executive's estate.

     5.5 NOTICES. Any notice required to be given under this Agreement shall in writing and shall be delivered either in person or by certified or giste~ed mail, return receipt requested. Any notice by mail shall be addressed follows:

          If to the Company, to:

          Star Gate Technologies, Inc.
          c/o Digi International Inc.
          6400 Flying Cloud Drive
          Eden prairie, MN 55344

          Attention:     Chief Financial Officer

          with a copy to:


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


          Digi International Inc.
          6400 Flying Cloud Drive
          Eden Prairie, MN 55344

          Attention:     Chairman of the Board

          If to Executive, to:

          Keith C. Rericha
          Star Gate Technologies, Inc.
          29300 Aurora Road
          Solon, Ohio 44139

or to such other addresses as either party may designate in writing to the other party from time to time.

     5.6 WAIVER OF BREACH. Any waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreements or of any subsequent breach by such party of a provision of this Agreement. No waiver by the Company shall be valid unless in writing and signed by the Chairman of the Board of Directors or Chief Executive Officer of Digi.

     5.7 SEVERABILITY. If any one or more of the provisions (or portions thereof) of this Agreement shall for any reason be held by a final determination of a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions (or portions of the provisions) of this Agreement, and the invalid, illegal or unenforceable provisions shall be deemed replaced by a provision that is valid, legal and enforceable and that comes closest to expressing the intention of the parties hereto.

     5.8 GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Minnesota, without giving effect to conflict of law principles.

     5.9 HEADINGS. The headings of articles and sections herein are included solely for convenience and reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     5.10 COUNTERPARTS. This Agreement may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute a single instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth above.



                                  POLARIS ACQUISITION INC.




                                  By   /s/ John P. Schinas
                                     ---------------------------------
                                     Its Chairman of the Board


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                                  EXECUTIVE



                                  By   /s/ Keith C. Rericha
                                     ---------------------------------
                                     Keith C. Rericha



                                  ACKNOWLEDGED AND AGREED TO:

                                  DIGI INTERNATIONAL INC.



                                  By   /s/ John P. Schinas
                                     ---------------------------------
                                  Its Chairman of the Board

                                  Schedule I to


                              EMPLOYMENT AGREEMENT



Annual Base Salary: $110,000


Target Bonus: l00% of Base Salary


Company Budget Plan for the six months ending September 30, 1993 (including pre-merger results of operations from April 1, 1993):


     Net sales of at least $7,732,450


     After-tax earnings of at least $858,302



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


                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

     THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT, made as of the 1st day of July, 1995, by and between STAR GATE TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and Keith C. Rericha (the "Executive").

                                   WITNESSETH:

     Whereas, the parties have entered into an Employment Agreement dated as of April 13, 1993 (the "Employment Agreement"); and

     Whereas the parties hereto wish to amend the Employment Agreement as set forth below:

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1.   AMENDMENT TO EMPLOYMENT AGREEMENT.

          (A) Section 2.2 of the Employment Agreement is hereby amended in its entirety to read as follows:

          2.2 BONUS FOR FISCAL 1995. Executive shall be eligible to receive a bonus for fiscal 1995 as follows:

               (a) The target bonus shall be 100% of Executive's base salary for fiscal 1995. Executive shall be entitled to that bonus amount if the objectives set by the budget plan for Digi International Inc. (the "Budget Plan" or "Budget") for fiscal 1995 are met.

               (b) If some or all of the objectives of the Budget Plan are not met for fiscal 1995, the Board of Directors of Digi will determine in its discretion what portion, if any, of the target bonus amount will be paid to Executive for that year. If the objectives are exceeded for fiscal 1995, the Board may in its discretion award Executive a bonus that is larger than the target bonus.

               (c) The bonus for fiscal 1995 shall be paid to Executive on September 30, 1995 or as soon thereafter as the Company is able to determine whether the objectives have been met for that year.

          (B) Section 2.3 of the Employment Agreement is hereby amended in its entirety to read as follows:

          2.3 BONUSES BEGINNING IN FISCAL 1996. Beginning in fiscal 1996, if Digi International Inc. meets both net sales and after-tax earnings targets set by the Budget Plan by at least 80% for any fiscal year during which this Agreement is in effect, then Executive shall be eligible for the cash bonus described below for such year. If the Digi International Inc. Budget Plan is less than 80% achieved for either net sales or after-tax earnings, the bonus described below will not be paid.

               (a) If the targets for Digi International Inc. are 100% achieved for both net sales and after-tax earnings, Executive shall be entitled to a bonus equal to 100% of Executive's base salary. If the Digi

          International Inc. targets for both net sales and after-tax earnings are achieved by at least 80%, but for either measure by less than 100%, Executive will be entitled to a bonus equal to a percentage of Executive's base salary equal to the smaller of the percentages of net sales or after-tax earnings that were achieved.

               (b) If some or all of the objectives of the Budget Plan are exceeded for a fiscal year, the Board of Directors of Digi may in its discretion award Executive a bonus that is larger than the target bonus.

               (c) The bonus for each fiscal year shall be paid to Executive on September 30 of each year or as soon thereafter as the Company is able to determine whether the objectives have been met for that year.

               (d) The Board of Directors will consult with Executive before determining the Budget Plan for each fiscal year. However, the Board will have authority to establish the Budget Plan for each year in its sole discretion.

          (C) References to "Budget," "Budget Plan" and "Company Budget Plan" in the remaining provisions of the Employment Agreement shall be deemed to be references to the budget plan for Digi International Inc., and the reference to the "Company" in Section 3.2(iii) shall be deemed to be a reference to Digi International Inc.

     2. EFFECTIVE DATE. This Amendment No. 1 shall be effective from and after October 1, 1994.

     3. NO ADDITIONAL CHANGES. Except as expressly amended by this Amendment No. 1, the Employment Agreement shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date first above written.

                                   STAR GATE TECHNOLOGIES, INC.



                                   By     /s/ Ray D. Wymer
                                     ---------------------------------
                                        Ray D. Wymer, President


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


                                   EXECUTIVE



                                       /s/ Keith C. Rericha
                                   -----------------------------------
                                        Keith C. Rericha

ACKNOWLEDGED AND AGREED TO:

DIGI INTERNATIONAL INC.



By   /s/ Ervin F. Kamm, Jr.
   -------------------------------------
     Ervin F. Kamm, Jr., President
      and Chief Executive Officer


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